Exhibit (l)

CARLYLE SELECT TRUST

SEED CAPITAL SUBSCRIPTION AGREEMENT

1.	Share Subscription. TC Group LLC (the “Subscriber”) hereby agrees to acquire from Carlyle Select Trust (the “Trust”), an investment company offering multiple series (each a “Fund” and collectively the “Funds”) and classes (each a “Class” and collectively the “Classes”), the following shares of beneficial interest (each a “Share” and collectively the “Shares”) of each Fund at the purchase price per share set forth below on the terms and condition set forth herein and in the Prospectus (defined below).

Funds	Class	Amount Purchased	Price Per Share	Shares Purchased
Carlyle Enhanced Commodity Real Return Fund	Class N	$25,000	$10.00	2,500
Carlyle Enhanced Commodity Real Return Fund	Class I	$25,000	$10.00	2,500
Carlyle Core Allocation Fund	Class N	$25,000	$10.00	2,500
Carlyle Core Allocation Fund	Class I	$25,000	$10.00	2,500

2.	Acknowledgment, Representations, and Consent

a.	The Subscriber understands that the Trust has filed with the Securities and Exchange Commission a registration Statement on Form N-1A (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”), which includes the preliminary prospectus describing the Trust, the Funds, and the Classes (the “Prospectus”).

b.	The Subscriber acknowledges and agrees that it is purchasing the Shares: (i) in a private offering prior to the effectiveness of the Registration Statement under the 1933 Act; (ii) for investment purposes and not with the intent of redeeming or reselling; and (iii) in order to provide the seed capital for the Trust required under Section 14 of the 1940 Act prior to the commencement of the public offering of the Shares. The Subscriber represents that it is an investment adviser registered as such under the Investment Advisers Act of 1940, as amended.

c.	The Subscriber consents to the filing of this agreement as an exhibit to the Registration Statement.

IN WITNESS WHEREOF, the undersigned has executed this agreement as of this 11th day of March, 2014

Carlyle Select Trust

By:	/s/ Karen Vejseli
	Name:	Karen Vejseli
	Title:	Chief Financial Officer & Treasurer

TC Group L.L.C.

By:	Carlyle Holdings I L.P., its sole member

By:	/s/ Adena T. Friedman
	Name:	Adena T. Friedman
	Title:	Chief Financial Officer & Managing Director

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